EXHIBIT 5.1


                          SCHLUETER & ASSOCIATES, P.C.
                       1050 Seventeenth Street, Suite 1750
                             Denver, Colorado 80202
                                 (303) 292-3883
                            Facsimile (303) 296-8880

                                  April 8, 2005

Board of Directors
New Frontier Energy, Inc.
P.O. Box 298 Littleton, Colorado 80160

Gentlemen:

     We have acted as counsel for New Frontier Energy, Inc., a Colorado corporation (the "Company") in connection with the registration under the United States Securities Act of 1933, as amended, on Form SB-2 (SEC File No. 333-123097) referred to herein as the "Registration Statement" of 5,829,615 shares of the Company's $0.001 par value Common Stock (the "Common Stock") offered by the selling Shareholders (the "Selling Shareholders") on conversion of the Company's Series A 18% Convertible Preferred Stock and 12% Series B Cumulative Convertible Preferred Stock, 5,595,000 Warrants to purchase shares of the Company's Common Stock (the "Warrants") and 5,595,000 shares of the Company's Common Stock issuable on exercise of the Warrants (together the "Securities").

     In connection with this opinion, we have made such investigations and examined such records, including: (i) the Company's Articles of Incorporation, as amended; (ii) such corporate minutes as we deemed necessary to the performance of our services and for the purpose of rendering this opinion; and
(iii) such other instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion. We have also examined and are familiar with the originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records and other instruments as we have deemed necessary for the preparation of this opinion. In expressing this opinion, we have relied, as to any questions of fact upon which my opinion is predicated, upon representations and certificates of the officers of the Company.

     In giving this opinion we have assumed: (i) the genuineness of all signatures and the authenticity and completeness of all documents submitted to me as originals; (ii) the conformity to originals and the authenticity of all documents supplied to me as certified, photocopied, conformed or facsimile copies and the authenticity and completeness of the originals of any such documents; (iii) the proper, genuine and due execution and delivery of all documents by all parties to them and that there has been no breach of the terms thereof; (iv) the performance of any obligation under any documents in any jurisdiction outside the United States will not be illegal or ineffective under the laws of that jurisdiction; (v) the parties executing such documents had all requisite power to enter into deliver and perform all obligations under those documents; and (vi) the execution and delivery thereof has been duly authorized by all requisite action and that the subject instruments are valid and binding upon said parties.

     Based upon the foregoing and subject to the qualifications set forth above, we are of the opinion that:

    1. The authorized shares of capital stock of the Company as of March 2, 2005 consists of 50,000,000 shares of Common Stock, of which 3,254,451 shares are issued and outstanding and 25,000,000 shares of Preferred Stock of which 50,000 shares of Series A 18% Convertible Preferred Stock are issued and outstanding and 32,175 shares of 12% Series B Cumulative Convertible Preferred Stock are issued and outstanding. The shares of Common Stock, issuable upon conversion of the Series A and Series B Preferred Stock and delivery thereof in accordance with their terms as described in the Registration Statement, will be duly authorized, validly issued, fully paid and nonassessable.

    2. The Warrants are validly authorized, legally issued, fully paid and non-assessable, and the 5,595,000 shares of Common Stock which may be issued upon the exercise of the Warrants and the payment of the purchase price therefor will, upon issuance and delivery thereof in accordance with their terms and their terms as described in the Registration Statement, will be duly and validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus included as part of the Registration Statement in connection with the matters referred to under the caption "Legal Matters."

                                        Sincerely,

                                        /s/ Schlueter & Associates, P.C.
                                        --------------------------------
                                        Schlueter & Associates, P.C.